Re Exhibit 99.1

Party City Announces Third Quarter 2020 Financial Results; Total Revenue for Fiscal October 2020

Total Sales of $533.8 million for Third Quarter; Brand comparable sales growth of 8.3%, highest in 9 years

Net Income of $239.7 Million; Adjusted EBITDA of $49.2 million up 187% from Third Quarter 2019

Better Than Expected Halloween and October Performance

ELMSFORD, N.Y., November 9, 2020 -- Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the third quarter ended September 30, 2020, as well as total revenue for fiscal October 2020.

Brad Weston, Chief Executive Officer, stated, “We are very pleased with our better than expected third quarter performance, highlighted by the continued strength in our core business. Against a pandemic-impacted environment, we delivered $534 million in sales, including an 8.3% brand comparable sales increase, a stabilization in our Wholesale revenues and an almost threefold increase in Adjusted EBITDA over the prior year period.”

“The strides we are making to increase relevancy and elevate our customer experience across channels continue to strengthen our position of authority when it comes to celebrations. In addition, these results reflect the consumers’ desire and willingness to celebrate and are a testament to the agility and discipline with which we are operating the business.” Mr. Weston added.

Third Quarter Summary:

•	Total revenues were $533.8 million, a decrease of 1.2% on a reported basis and a decrease of 1.6% on a constant currency basis.
•

Total Retail sales decreased 1.3% on a reported basis and 1.5% on a constant currency basis, with a brand comparable sales increase of 8.3%, offset primarily by the divestiture of 65 Canadian retail stores in October 2019 as well as the impact of 76 store closures from the company's store optimization program throughout 2019 and 2020. The total number of corporate Party City stores was 739 as of September 30, 2020 compared to 843 a year ago.

•	Brand comparable sales increased 8.3% in the third quarter due to strength in our core business particularly in the balloon, birthday, and entertaining categories.

•	North American digitally enabled sales increased 36.0% including BOPIS, curbside pickup, and delivery.
•	Net third-party Wholesale revenues decreased 0.8% or a decrease of 1.6% in constant currency, with continued improvement in independent and franchise customer trends.
•

Total gross profit margin increased 250 basis points to 33.1% of net sales.  Excluding certain items not indicative of core operating performance, gross profit margin increased 250 basis points to 34.4% of net sales mainly due to occupancy leverage, lower sales promotions, and favorable sales mix.

•

Operating expenses totaled $160.2 million or $25.0 million lower than the third quarter of 2019 (excluding the goodwill impairment charges in 2020 and 2019).  Excluding certain items not indicative of core operating performance, operating expenses totaled $152.4 million, or 28.6% of revenue, a reduction of $23.6 million or 400 basis points compared to the third quarter of 2019, primarily due to lower retail operating expenses as a result of the lower store count, lower Wholesale selling expenses and the temporary benefits from cost cutting related to the pandemic.

•

Interest expense was $13.4 million during the third quarter of 2020, compared to $29.4 million during the third quarter of 2019 mainly due to $12.2 million in forgiveness of certain semi-annual interest as a result of the debt exchange refinancing transaction completed in July 2020.

•	Reported GAAP net income was $239.7 million, or $2.24 per share.
•

Adjusted net income was $11.0 million, or $0.10 per diluted share, an improvement of $0.38 per share compared to adjusted net loss of $25.7 million, or $0.28 per share, in the third quarter of 2019. (See “Non-GAAP Financial Information”)

•	Adjusted EBITDA was $49.2 million, versus $17.1 million during the third quarter of 2019. (See “Non-GAAP Financial Information”)

Fiscal October 2020 Update:

For fiscal October 2020 (for the Company’s retail segment, fiscal October 2020 consisted of the five-week period ended October 31, 2020), the Company reported total revenue of $364.3 million, or 15.9% below the same period of last year. Total Retail revenue decreased approximately 16.0%.  Brand comparable sales, which include Company-owned Party City stores in the U.S and North American e-commerce operations, decreased 2.9% with Halloween declines partially offset by continued strength in core categories.  North American digitally enabled sales, including BOPIS, curbside pickup, and delivery increased 30.2%. The remaining decrease was due to a strategic reduction in store count versus the prior year period. During the month of October 2020, the Company operated 740 total Party City locations vs 778 in the prior year period, and 25 temporary Halloween City stores, compared to 256 in 2019.

Mr. Weston continued, “Our Halloween results were ahead of our expectations, driven by strong results within décor and better than expected sales of costumes, despite the challenges of a pandemic-impacted backdrop.  We are very proud of our entire Party City team who delivered an exceptional Halloween experience for our customers, despite the backdrop. We are particularly encouraged by the performance of our core categories into October, which demonstrate the strength and resiliency of our business and the traction we are seeing from our strategic initiatives, both of which bode well for our future performance.”

“We continue to relentlessly focus on our customers as we work to fulfill our mission of creating joy and making it easy to create unforgettable memories. We look forward to building on our progress as we close out the year in a substantially stronger competitive and financial position,” concluded Mr. Weston.

Balance Sheet Highlights:

As of the end of the third quarter on September 30, 2020, the Company had $170.6 million in cash and approximately $178.5 million of availability under the ABL Facility, for total liquidity of $349.1 million.

In addition, the principal balance of debt net of cash on September 30, 2020 is $1,323 million.  The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table shows the bridge from the balance sheet debt to the principal balance of debt:

	Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	September 30, 2020	September 30, 2020	September 30, 2020	December 31, 2019	September 30, 2019
Balance sheet debt, net of deferred financing costs	$1,349,512	$303,062	$1,652,574	$1,704,317	$2,038,613
Less: Future interest payments	50,172	108,376	158,548	-	-
Principal balance of debt outstanding, net of deferred financing costs	1,299,340	194,686	1,494,026	1,704,317	2,038,613
Less: Cash	150,352	20,210	170,562	34,917	34,572
Principal balance of debt net of cash	$1,148,988	$174,476	$1,323,464	$1,669,400	$2,004,041

Outlook:

The Company is providing the following fiscal Q4 2020 outlook. This outlook is subject to potential consumer and marketplace volatility due to the COVID-19 pandemic:

•	Total revenue of $675 to $695 million
•	Brand comparable sales flat to down a low single digit percentage
•	GAAP net income of $30 to $37 million
•	GAAP diluted EPS of $0.28 to $0.35
•	Adjusted EBITDA of $80 to $90 million

•	Adjusted net income of $33 to $40 million
•	Adjusted diluted EPS of $0.31 to $0.37
•	Interest expense of approximately $15 million, with cash interest payments of approximately $9 million
•	Ending corporate store count is expected to be approximately 740 stores
•	Capital expenditures of approximately $13 to $18 million in Q4 2020 and approximately $45 to $50 million for the full year
•	D&A of approximately $19 million in Q4 2020 and approximately $76 million for the full year.
•	Principal balance of debt, net of cash at end of year of approximately $1.3 billion
•

Fiscal 2020 will contain an additional, non-comparable “53rd week” in the fourth quarter. The 53rd week is expected to contribute approximately $35 million in sales, approximately $7 million in adjusted EBITDA, and approximately $0.05 in adjusted diluted EPS.

Conference Call Information:

A conference call to discuss the third quarter 2020 financial results is scheduled for today, November 9, 2020, at 8:00 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 866-270-1533 (U.S. domestic) or 412-317-0797 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii)

because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, including Party City’s expectations regarding its ability to maximize the potential of its plans to open and close stores, plans to invest capital expenditures, and anticipated interest expense and depreciation and amortization expense for fiscal year 2020. The forward-looking statements contained in this press release are based on management's good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: potential risks and uncertainties relating to the ultimate geographic spread of COVID-19; the severity of the COVID-19 pandemic; the duration of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact; the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on our financial condition and business operation; our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of helium shortages on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions, including as a result of the COVID-19 pandemic; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contacts:

Investor Relations

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Media Relations

ICR

Brittany Fraser

203-682-8200

PartyCityPR@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	September 30, 2020	December 31, 2019
	(Note 2) (Unaudited)	(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$170,562	$34,917
Accounts receivable, net	149,825	149,109
Inventories, net	630,357	658,419
Prepaid expenses and other current assets	112,038	51,685
Total current assets	1,062,782	894,130
Property, plant and equipment, net	206,447	243,572
Operating lease asset	741,524	802,634
Goodwill	669,564	1,072,330
Trade names	383,666	530,320
Other intangible assets, net	34,505	45,060
Other assets, net	9,521	7,273
Total assets	$3,108,009	$3,595,319
LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$303,894	$128,806
Accounts payable	179,938	152,300
Accrued expenses	202,636	150,921
Current portion of operating lease liability	194,476	155,471
Income taxes payable	—	35,905
Current portion of long-term obligations	14,342	71,524
Total current liabilities	895,286	694,927
Long-term obligations, excluding current portion	1,334,338	1,503,987
Long-term portion of operating lease liability	677,183	720,735
Deferred income tax liabilities, net	49,508	126,081
Other long-term liabilities	15,559	16,517
Total liabilities	2,971,874	3,062,247
Redeemable securities	—	3,351
Commitments and contingencies
Stockholders’ equity:
Common stock (110,573,555 and 94,461,576 shares outstanding and 121,848,074 and 121,662,540 shares issued at September 30, 2020 and December 31, 2019, respectively)	1,371	1,211
Additional paid-in capital	970,145	928,573
Accumulated deficit	(469,040)	(37,219)
Accumulated other comprehensive loss	(38,907)	(35,734)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	463,569	856,831
Less: Common stock held in treasury, at cost (11,274,519 and 27,200,964 shares at September 30, 2020 and December 31, 2019, respectively)	(327,170)	(327,086)
Total Party City Holdco Inc. stockholders’ equity	136,399	529,745
Noncontrolling interests	(264)	(24)
Total stockholders’ equity	136,135	529,721
Total liabilities, redeemable securities and stockholders’ equity	$3,108,009	$3,595,319

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Net sales	$532,053	$538,345	$1,198,160	$1,611,149
Royalties and franchise fees	1,722	1,886	4,349	6,089
Total revenues	533,775	540,231	1,202,509	1,617,238
Cost of sales	355,923	373,413	890,587	1,065,511
Wholesale selling expenses	11,950	16,084	37,115	50,929
Retail operating expenses	97,100	111,595	250,502	302,756
Franchise expenses	2,795	3,274	9,225	9,813
General and administrative expenses	42,191	43,062	162,118	126,497
Art and development costs	4,257	5,927	13,095	17,568
Development stage expenses	—	2,728	2,932	7,966
Gain on sale/leaseback transaction	—	—	—	(58,381)
Store impairment and restructuring charges	1,926	2,574	20,818	25,817
Goodwill, intangibles and long-lived assets impairment	44,732	259,100	581,380	259,100
Total expenses	560,874	817,757	1,967,772	1,807,576
Loss from operations	(27,099)	(277,526)	(765,263)	(190,338)
Interest expense, net	13,422	29,424	63,954	88,857
Other (income) expense, net	(2,873)	2,047	4,287	6,643
(Gain) on debt refinancing	(273,149)	—	(273,149)	—
Income (loss) before income taxes	235,501	(308,997)	(560,355)	(285,838)
Income tax (benefit)	(4,164)	(27,252)	(128,293)	(21,809)
Net income (loss)	239,665	(281,745)	(432,062)	(264,029)
Less: Net (loss) attributable to noncontrolling interests	(42)	(212)	(241)	(352)
Net income (loss) attributable to common shareholders of Party City Holdco Inc.	$239,707	$(281,533)	$(431,821)	$(263,677)
Net income (loss) per share attributable to common shareholders of Party City Holdco Inc.–Basic	$2.25	$(3.02)	$(4.41)	$(2.83)
Net income (loss) per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$2.24	$(3.02)	$(4.41)	$(2.83)
Weighted-average number of common shares-Basic	106,709,307	93,346,448	97,872,174	93,271,392
Weighted-average number of common shares-Diluted	106,875,631	93,346,448	97,872,174	93,271,392
Dividends declared per share	$—	$—	$—	$—
Comprehensive income (loss)	$244,607	$(288,573)	$(435,235)	$(266,883)
Less: Comprehensive (loss) attributable to noncontrolling interests	(42)	(213)	(241)	(364)
Comprehensive income (loss) attributable to common shareholders of Party City Holdco Inc.	$244,649	$(288,360)	$(434,994)	$(266,519)

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(Dollars in thousands)
Net (loss) income	$239,665	$(281,745)	$(432,062)	$(264,029)
Interest expense, net	13,422	29,424	63,954	88,857
Income tax (benefit)	(4,164)	(27,252)	(128,293)	(21,809)
Depreciation and amortization	17,278	19,155	57,796	62,380
EBITDA	266,201	(260,418)	(438,605)	(134,601)
Non-cash purchase accounting adjustments	—	—	—	2,757
Store impairment and restructuring charges (a)	6,763	8,694	36,285	54,960
Other restructuring, retention and severance (b)	2,957	(73)	11,701	5,248
Goodwill, intangibles and long-lived assets impairment (c)	44,732	259,100	581,380	259,100
Deferred rent (d)	254	446	(2,618)	(1,042)
Closed store expense (e)	1,247	2,326	2,882	3,424
Foreign currency losses/(gains), net	(3,312)	646	955	486
Stock option expense – time – based (f)	111	409	671	1,150
Stock option expense – performance – based (n)	—	—	7,847	—
Restricted stock unit and restricted cash awards expense – performance-based	510	—	510	—
Non-employee equity-based compensation (g)	—	128	1,033	386
Undistributed income (loss) in equity method investments	(59)	7	356	(195)
Corporate development expenses (h)	581	4,588	6,193	11,782
Restricted stock units – time-based (i)	429	610	1,568	1,543
Restricted stock unit expense – performance-based (m)	—	560	—	1,036
Non-recurring legal settlements/costs	661	194	7,170	1,795
(Gain) on debt refinancing (p)	(273,149)	—	(273,149)	—
Gain on sale/leaseback transaction (o)	—	—	—	(58,381)
COVID - 19 (l)	679	—	71,059	—
Other	546	(75)	3,034	217
Adjusted EBITDA	$49,151	$17,142	$18,272	$149,665

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended September 30, 2020 EBITDA Adjustments
	September 30, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on debt refinancing (p)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)(n)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency losses	Other	September 30, 2020 Non-GAAP basis
Revenues:
Net sales	$532,053													$532,053
Royalties and franchise fees	1,722													1,722
Total revenues	533,775													533,775
Cost of sales	355,923		(4,837)					(80)			(1,266)		(469)	349,271
Wholesale selling expenses	11,950													11,950
Retail operating expenses	97,100							(224)		(1,225)	(1,745)			93,906
Franchise expenses	2,795													2,795
General and administrative expenses	42,191				(370)	(661)	(1,050)	50	(2,957)	(22)	2,332			39,513
Art and development costs	4,257													4,257
Store impairment and restructuring charges	1,926		(1,926)											—
Goodwill, intangibles and long-lived assets impairment	44,732	(44,732)												—
Total expenses	560,874	(44,732)	(6,763)	—	(370)	(661)	(1,050)	(254)	(2,957)	(1,247)	(679)	—	(469)	501,692
(Loss) from operations	(27,099)													32,083
Interest expense, net	13,422													13,422
Other (income) expense, net	(2,873)				(211)							3,312	(18)	210
(Gain) on debt refinancing	(273,149)			273,149										—
Income (loss) before income taxes	235,501													18,451
Interest expense, net	13,422													13,422
Depreciation and amortization	17,278													17,278
EBITDA	266,201													49,151
Adjustments to EBITDA	(217,050)	(44,732)	(6,763)	273,149	(581)	(661)	(1,050)	(254)	(2,957)	(1,247)	(679)	3,312	(487)	—
Adjusted EBITDA	$49,151	$(44,732)	$(6,763)	$273,149	$(581)	$(661)	$(1,050)	$(254)	$(2,957)	$(1,247)	$(679)	$3,312	$(487)	$49,151

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended September 30, 2019 EBITDA Adjustments
	September 30, 2019 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on sale/leaseback transaction (o)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	Foreign currency gains	Other	September 30, 2019 Non-GAAP basis
Revenues:
Net sales	$538,345												$538,345
Royalties and franchise fees	1,886												1,886
Total revenues	540,231												540,231
Cost of sales	373,413		(6,120)					(656)					366,637
Wholesale selling expenses	16,084												16,084
Retail operating expenses	111,595									(2,240)			109,355
Franchise expenses	3,274												3,274
General and administrative expenses	43,062					(194)	(1,707)	210	73	(86)			41,358
Art and development costs	5,927												5,927
Development stage expenses	2,728				(2,728)								—
Store impairment and restructuring charges	2,574		(2,574)										—
Goodwill, intangibles and long-lived assets impairment	259,100	(259,100)											—
Total expenses	817,757	(259,100)	(8,694)	—	(2,728)	(194)	(1,707)	(446)	73	(2,326)	—	—	542,635
Income from operations	(277,526)												(2,404)
Interest expense, net	29,424												29,424
Other expense, net	2,047				(1,860)						(646)	68	(391)
Income before income taxes	(308,997)												(31,437)
Interest expense, net	29,424												29,424
Depreciation and amortization	19,155												19,155
EBITDA	(260,418)												17,142
Adjustments to EBITDA	277,560	(259,100)	(8,694)	—	(4,588)	(194)	(1,707)	(446)	73	(2,326)	(646)	68	—
Adjusted EBITDA	$17,142	$(259,100)	$(8,694)	$—	$(4,588)	$(194)	$(1,707)	$(446)	$73	$(2,326)	$(646)	$68	$17,142

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Nine Months Ended September 30, 2020 EBITDA Adjustments
	September 30, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on debt refinancing (p)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)(i)(n)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency losses	Other	September 30, 2020 Non-GAAP basis
Revenues:
Net sales	$1,198,160													$1,198,160
Royalties and franchise fees	4,349													4,349
Total revenues	1,202,509													1,202,509
Cost of sales	890,587		(15,467)					(214)	(4,437)		(42,446)		(898)	827,125
Wholesale selling expenses	37,115				(1,840)						(623)			34,652
Retail operating expenses	250,502							2,685		(2,733)	(16,312)			234,142
Franchise expenses	9,225										(672)			8,553
General and administrative expenses	162,118				(570)	(7,170)	(10,596)	147	(7,264)	(149)	(11,006)			125,510
Art and development costs	13,095													13,095
Development stage expenses	2,932				(2,932)									—
(Gain) on sale/leaseback transaction	—													—
Store impairment and restructuring charges	20,818		(20,818)											—
Goodwill, intangibles and long-lived assets impairment	581,380	(581,380)												—
Total expense	1,967,772	(581,380)	(36,285)	—	(5,342)	(7,170)	(10,596)	2,618	(11,701)	(2,882)	(71,059)	—	(898)	1,243,077
(Loss) from operations	(765,263)													(40,568)
Interest expense, net	63,954													63,954
Other expense, net	4,287				(851)		(1,033)					(955)	(2,492)	(1,044)
(Gain) on debt refinancing	(273,149)			273,149										—
(Loss) before income taxes	(560,355)													(103,478)
Interest expense, net	63,954													63,954
Depreciation and amortization	57,796													57,796
EBITDA	(438,605)													18,272
Adjustments to EBITDA	456,877	(581,380)	(36,285)	273,149	(6,193)	(7,170)	(11,629)	2,618	(11,701)	(2,882)	(71,059)	(955)	(3,390)	—
Adjusted EBITDA	$18,272	$(581,380)	$(36,285)	$273,149	$(6,193)	$(7,170)	$(11,629)	$2,618	$(11,701)	$(2,882)	$(71,059)	$(955)	$(3,390)	$18,272

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Nine Months Ended September 30, 2019 EBITDA Adjustments
	September 30, 2019 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on sale/leaseback transaction (o)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	Non-Cash Purchase Accounting Adjustments	Foreign currency gains	Other	September 30, 2019 Non-GAAP basis
Revenues:
Net sales	$1,611,149													$1,611,149
Royalties and franchise fees	6,089													6,089
Total revenues	1,617,238													1,617,238
Cost of sales	1,065,511		(29,143)					831						1,037,199
Wholesale selling expenses	50,929													50,929
Retail operating expenses	302,756								(31)	(3,111)				299,614
Franchise expenses	9,813													9,813
General and administrative expenses	126,497					(1,795)	(4,115)	211	(5,217)	(313)				115,268
Art and development costs	17,568													17,568
Development stage expenses	7,966				(7,965)									1
Gain on sale/leaseback transaction	(58,381)			58,381										—
Store impairment and restructuring charges	25,817		(25,817)											—
Goodwill, intangibles and long-lived assets impairment	259,100	(259,100)												—
Total expenses	1,807,576	(259,100)	(54,960)	58,381	(7,965)	(1,795)	(4,115)	1,042	(5,248)	(3,424)	—	—	—	1,530,392
Income from operations	(190,338)													86,846
Interest expense, net	88,857													88,857
Other expense, net	6,643				(3,817)						(2,757)	(486)	(22)	(439)
(Loss) before income taxes	(285,838)													(1,572)
Interest expense, net	88,857													88,857
Depreciation and amortization	62,380													62,380
EBITDA	(134,601)													149,665
Adjustments to EBITDA	284,266	(259,100)	(54,960)	58,381	(11,782)	(1,795)	(4,115)	1,042	(5,248)	(3,424)	(2,757)	(486)	(22)	—
Adjusted EBITDA	$149,665	$(259,100)	$(54,960)	$58,381	$(11,782)	$(1,795)	$(4,115)	$1,042	$(5,248)	$(3,424)	$(2,757)	$(486)	$(22)	$149,665

(a)

During the three and nine months ended September 30, 2019, the Company initiated a store optimization program under which it identified 55 stores for closure, out of which 35 stores were closed in 2019 and 20 stores were closed in January 2020. In addition, 21 stores identified for closure in the first quarter of 2020 were closed in the third quarter. In conjunction with the program, during the nine months ended September 30, 2020, the Company recorded the following charges: inventory reserves: $12,880, operating lease asset impairment: $14,530 (including $6,051 related primarily to its active stores that were closed in earlier in 2020 due to COVID-19),  plant and equipment impairment: $2,065 and labor and other costs related to closing the stores: $4,223.  During the first nine months ended September 30, 2019, the Company recorded the following charges related to the store optimization program: inventory reserves: $21,285, operating lease asset impairment: $14,149, property, plant and equipment impairment: $4,680, labor and other costs relates to closing stores: $6,327 and severance: $661. See Note 3 – Store Impairment and Restructuring Charges in Item 1 for further discussion. Additionally, during the process of liquidating the inventory in such stores, the Company lost margin of $5,230.

(b)

Amounts expensed during the first nine months of 2020 principally relate to severance due to organizational changes. Amounts expensed during 2019 principally relate to executive severance and the write-off of inventory for a section of the Company’s Party City stores that were restructured.

(c)

As a result of a sustained decline in market capitalization and reduced fair value of certain intangibles and long-lived assets, the Company recognized non-cash pre-tax goodwill and intangibles impairment charges for the nine months ended September 30, 2020 totaling $581.4.

(d)

The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items. During the first quarter of 2019, the Company adopted ASC 842. Under the standard, the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items is now incorporated in the Company’s operating lease asset.

(e)	Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)	Represents non-cash charges related to stock options – time-based and performance-based.
(g)	The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 19 – Kazzam, LLC in Item 1 for further discussion.
(h)	Primarily represents costs for Kazzam (see Note 19 – Kazzam, LLC in Item 1 for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Non-cash charges for restricted stock units that vest based on service conditions.
(j)

During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above.

(k)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)	Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(m)	Non-cash charges for restricted stock units that vest based on performance conditions.
(n)

Represents non-cash charges related to stock options that vest based on performance conditions. For the three and nine months ended September 30, 2020, this includes a one-time compensation expense of $7,847 that resulted from THL not achieving specified investment returns. See Note 10, Capital Stock of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in this Quarterly Report on Form 10-Q.

(o)

During June 2019, the Company reported a $58,381 gain from the sale and leaseback of its main distribution center in Chester, New York and its metallic balloons manufacturing facility in Eden Prairie, Minnesota. The aggregate sale price for the three properties was $128,000. Simultaneous with the sale, the Company entered into twenty-year leases for each of the facilities.

(p)

As described in Note 16 – Current and Long-Term Obligations of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in this Quarterly Report on Form 10-Q, the Company recognized a gain of $273,149 on debt refinancing transactions.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(Dollars in thousands, except per share amounts)
Income (loss) before income taxes	$235,501	$(308,997)	$(560,355)	$(285,838)
Intangible asset amortization	2,899	3,553	8,444	10,528
Non-cash purchase accounting adjustments	—	424	—	4,200
Amortization of deferred financing costs and original issuance discounts (j)	875	1,222	3,276	3,511
Store impairment and restructuring charges (a)	1,321	8,694	29,475	54,960
Other restructuring charges (b)	2,622	(263)	10,139	2,822
Goodwill, intangibles and long-lived assets impairment (c)	44,732	259,100	581,380	259,100
Non-employee equity-based compensation (g)	—	128	1,033	386
Refinancing charges (j)	—	—	—	36
Non-recurring legal settlements/costs	605	—	7,026	—
Stock option expense – time – based (f)	110	409	671	1,150
Stock option expense – performance – based (n)	—	—	7,847	—
Gain on sale/leaseback transaction (o)	—	—	—	(58,381)
(Gain) on debt refinancing (p)	(273,149)	—	(273,149)	—
Restricted stock unit expense – performance-based (m)	—	560	—	1,036
COVID - 19 (l)	733	—	71,113	—
Adjusted income (loss) before income taxes	16,249	(35,170)	(113,100)	(6,490)
Adjusted income tax (benefit) expense (k)	5,234	(9,459)	(36,416)	(2,117)
Adjusted net (loss) income	$11,015	$(25,711)	$(76,684)	$(4,373)
Adjusted net (loss) income per common share – diluted	$0.10	$(0.28)	$(0.78)	$(0.05)
Weighted-average number of common shares-diluted	106,875,631	93,346,448	97,872,174	93,271,392

(a)

During the three and nine months ended September 30, 2019, the Company initiated a store optimization program under which it identified 55 stores for closure, out of which 35 stores were closed in 2019 and 20 stores were closed in January 2020. In addition, 21 stores identified for closure in the first quarter of 2020 were closed in the third quarter. In conjunction with the program, during the nine months ended September 30, 2020, the Company recorded the following charges: inventory reserves: $12,880, operating lease asset impairment: $14,530 (including $6,051 related primarily to its active stores that were closed in earlier in 2020 due to COVID-19),  plant and equipment impairment: $2,065 and labor and other costs related to closing the stores: $4,223.  During the first nine months ended September 30, 2019, the Company recorded the following charges related to the store optimization program: inventory reserves: $21,285, operating lease asset impairment: $14,149, property, plant and equipment impairment: $4,680, labor and other costs relates to closing stores: $6,327 and severance: $661. See Note 3 – Store Impairment and Restructuring Charges in Item 1 for further discussion. Additionally, during the process of liquidating the inventory in such stores, the Company lost margin of $5,230.

(b)

Amounts expensed during the first nine months of 2020 principally relate to severance due to organizational changes. Amounts expensed during 2019 principally relate to executive severance and the write-off of inventory for a section of the Company’s Party City stores that were restructured.

(c)

As a result of a sustained decline in market capitalization and reduced fair value of certain intangibles and long-lived assets, the Company recognized non-cash pre-tax goodwill and intangibles impairment charges for the nine months ended September 30, 2020 totaling $581.4.

(d)

The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items. During the first quarter of 2019, the Company adopted ASC 842. Under the standard, the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items is now incorporated in the Company’s operating lease asset.

(e)	Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)	Represents non-cash charges related to stock options – time-based and performance-based.
(g)	The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 19 – Kazzam, LLC in Item 1 for further discussion.
(h)	Primarily represents costs for Kazzam (see Note 19 – Kazzam, LLC in Item 1 for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Non-cash charges for restricted stock units that vest based on service conditions.
(j)

During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above.

(k)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)	Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(m)	Non-cash charges for restricted stock units that vest based on performance conditions.
(n)

Represents non-cash charges related to stock options that vest based on performance conditions. For the three and nine months ended September 30, 2020, this includes a one-time compensation expense of $7,847 that resulted from THL not achieving specified investment returns. See Note 10, Capital Stock of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in this Quarterly Report on Form 10-Q.

(o)

During June 2019, the Company reported a $58,381 gain from the sale and leaseback of its main distribution center in Chester, New York and its metallic balloons manufacturing facility in Eden Prairie, Minnesota. The aggregate sale price for the three properties was $128,000. Simultaneous with the sale, the Company entered into twenty-year leases for each of the facilities.

(p)

As described in Note 16 – Current and Long-Term Obligations of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in this Quarterly Report on Form 10-Q, the Company recognized a gain of $273,149 on debt refinancing transactions.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended September 30,
	2020		2019
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$346,621	64.9%	$383,425	71.0%
Eliminations	(179,049)	(33.5)	(214,547)	(39.7)
Net wholesale	167,572	31.4	168,878	31.3
Retail	364,481	68.3	369,467	68.4
Total net sales	532,053	99.7	538,345	99.7
Royalties and franchise fees	1,722	0.3	1,886	0.3
Total revenues	$533,775	100.0%	$540,231	100.0%

	Nine Months Ended September 30,
	2020		2019
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$692,715	57.6%	$962,793	59.5%
Eliminations	(345,167)	(28.7)	(522,421)	(32.3)
Net wholesale	347,548	28.9	440,372	27.2
Retail	850,612	70.7	1,170,777	72.4
Total net sales	1,198,160	99.6	1,611,149	99.6
Royalties and franchise fees	4,349	0.4	6,089	0.4
Total revenues	$1,202,509	100.0%	$1,617,238	100.0%

	Three Months Ended September 30,
	2020		2019
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$133,817	36.7%	$128,692	34.8%
Wholesale	42,313	25.3	36,240	21.5
Total Gross Profit	$176,130	33.1%	$164,932	30.6%

	Nine Months Ended September 30,
	2020		2019
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$257,035	30.2%	$436,761	37.3%
Wholesale	50,538	14.5	108,877	24.7
Total Gross Profit	$307,573	25.7%	$545,638	33.9%

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three Months Ended September 30,		LTM
	2020	2019	2020

Store Count
Corporate Stores:
Beginning of period	757	865	843
New stores opened	1	—	2
Acquired	2	3	2
Closed	(21)	(25)	(108)
End of period	739	843	739
Franchise Stores
Beginning of period	96	98	98
New stores opened	—	—	—
Sold to Party City	(1)	—	(2)
Closed	(5)	—	(6)
End of period	90	98	90
Grand Total	829	941	829

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Wholesale Share of Shelf (a)	81.1%	78.3%	81.4%	78.0%
Manufacturing Share of Shelf (b)	29.6%	25.4%	30.2%	26.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Brand comparable sales (c)	8.3%	-2.6%	-21.8%	-2.0%

(a)	Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.
(c)	Party city brand comparable sales include North American e-commerce sales.